Exhibit 10.17

PATENT LICENSE AGREEMENT

THIS PATENT LICENSE AGREEMENT (“License Agreement”) is effective as of the 1st day of June, 2018 (the “Effective Date”), by and between: Covia Holdings Corporation, a Delaware Corporation, having a business address at 258 Elm Street, New Canaan, CT 06840 (hereinafter “Licensor”); and SCR-Sibelco N.V., a corporation of Belgium, having a business address at Plantin Moretuslei 1A Antwerp Belgium B-2018 (hereinafter “Licensee”).

WHEREAS, Licensor has the right to grant nonexclusive licenses to others to make, have made, import use, sell and offer to sell the inventions claimed in the following patents and/or patent applications along with all rights associated with the following patents and/or patent applications (hereinafter “Said Patents”):

Title	Country	Application No.	Filing Date	Patent No.	Grant Date
METHOD OF PROCESSING NEPHELINE SYENITE POWDER TO PRODUCE AN ULTRA- FINE GRAIN SIZE PRODUCT	United States	12/009693	1/22/2008	7757976	7/20/2010
METHOD OF PROCESSING NEPHELINE SYENITE POWDER TO PRODUCE AN ULTRA- FINE GRAIN SIZE PRODUCT	WIPO	PCT/US2008/000843	1/23/2008	N/A	N/A
METHOD OF PROCESSING NEPHELINE SYENITE POWDER TO PRODUCE AN ULTRA- FINE GRAIN SIZE PRODUCT	Brazil	PI0807116-0	1/23/2008	N/A	N/A
METHOD OF PROCESSING NEPHELINE SYENITE POWDER TO PRODUCE AN ULTRA- FINE GRAIN SIZE PRODUCT	Canada	2618864	1/23/2008	2618864	4/3/2012
METHOD OF PROCESSING NEPHELINE SYENITE POWDER TO PRODUCE AN ULTRA- FINE GRAIN SIZE PRODUCT	China	200880004251.X	1/23/2008	200880004251X	6/12/2013
METHOD OF PROCESSING NEPHELINE SYENITE POWDER TO PRODUCE AN ULTRA- FINE GRAIN SIZE PRODUCT	China	2013101731387	1/23/2008	103331194	5/20/2015
METHOD OF PROCESSING NEPHELINE SYENITE POWDER TO PRODUCE AN ULTRA- FINE GRAIN SIZE PRODUCT	Europe	8713224.9	1/23/2008	N/A	N/A
METHOD OF PROCESSING NEPHELINE SYENITE POWDER TO PRODUCE AN ULTRA- FINE GRAIN SIZE PRODUCT	India	4617/CHEN/2009	8/6/2009	N/A	N/A
METHOD OF PROCESSING NEPHELINE SYENITE POWDER TO PRODUCE AN ULTRA- FINE GRAIN SIZE PRODUCT	Japan	2009-549074	1/23/2008	5230655	3/29/2013
METHOD OF PROCESSING NEPHELINE SYENITE POWDER TO PRODUCE AN ULTRA- FINE GRAIN SIZE PRODUCT	Mexico	Mx/a/2008/01809	2/7/2008	281981	12/13/2010
METHOD OF PROCESSING NEPHELINE SYENITE POWDER TO PRODUCE AN ULTRA- FINE GRAIN SIZE PRODUCT	Mexico	10/11712	2/7/2008	320184	5/14/2014
METHOD OF PROCESSING NEPHELINE SYENITE POWDER TO PRODUCE AN ULTRA- FINE GRAIN SIZE PRODUCT	United States	12/823313	6/25/2010	7942351	5/17/2011
METHOD OF PROCESSING NEPHELINE SYENITE POWDER TO PRODUCE AN ULTRA- FINE GRAIN SIZE PRODUCT	United States	12/985035	1/5/2011	N/A	N/A
METHOD OF PROCESSING NEPHELINE SYENITE POWDER TO PRODUCE AN ULTRA- FINE GRAIN SIZE PRODUCT	United States	12/985071	1/5/2011	8070080	12/6/2011

WHEREAS, subject to the terms and conditions set forth below, Licensee desires to acquire from Licensor, and Licensor is willing to grant to Licensee, a perpetual, royalty-free, worldwide, nonexclusive license under Said Patents, the inventions disclosed in Said Patents, and any future claims that may issue from Said Patents; and

NOW, THEREFORE, in consideration of the mutual promises set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. GRANT OF LICENSE

Licensor grants to Licensee and its Affiliates a worldwide, royalty-free, nonexclusive license to use Said Patents to make, have made, use, import, sell or offer for sale, or any combination thereof the inventions disclosed in Said Patents, claimed in Said Patents, and claimed in any future applications that may issue from Said Patents along with the knowhow and trade secrets that are needed to practice Said Patents that are known as of the date of this License Agreement, and Licensee accepts the license subject to the terms and conditions set forth in this License Agreement and as is limited by applicable laws. For the purpose of this License Agreement, an “Affiliate” of a party means an individual, corporation, partnership, joint venture, limited liability company, unincorporated organization, trust, association, or other entity (“Person”) that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the party. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise/ownership, beneficially or of record, of more than 50 percent (50%) of the voting securities of a Person.

2. SUBLICENSING AND ASSIGNMENT

The license to use Said Patents conferred to Licensee and its Affiliates in Section 1 above is not assignable or otherwise transferrable, whether voluntarily, involuntarily, by operation of law, or otherwise (other than exhaustion or the first sale doctrines or other similar rights conferred on third parties), by Licensee to any third parties (other than Licensee’s Affiliates), and does not include the right to sublicense Said Patents to any third parties (other than Licensee’s Affiliates) without the consent of Licensor, which consent Licensor shall not unreasonably withhold, condition, or delay. For purposes of this License Agreement, an assignment shall include (i) the sale or transfer of substantially all of the assets of Licensee; (ii) the sale or transfer of a majority or controlling interest in Licensee; or (iii) the statutory merger or consolidation of Licensee into another entity.

3. RIGHTS RETAINED BY LICENSOR

Licensor retains all rights not expressly conferred to Licensee and its affiliates and subsidiaries in this License Agreement including, but not limited to, the right to grant non-exclusive licenses to third parties. Without limiting the foregoing, all rights granted to Licensee under this License

Agreement are subject to Licensor’s and its Affiliates’ reserved right to use Said Patents in their respective businesses, including to make, have made, use, import, sell or offer for sale products similar or competitive to those of Licensee and its Affiliates, anywhere in the world.

4. OWNERSHIP

Licensee acknowledges the ownership of Said Patents in Licensor and agrees that Licensee will do nothing inconsistent with such ownership. Licensee agrees that nothing in this License Agreement shall give Licensee any right, title or interest in Said Patents other than the right to use the inventions disclosed in Said Patents along with the right to use the necessary knowhow and trade secrets and the inventions claimed in Said Patents in accordance with the terms of this License Agreement and as allowed under applicable laws. And, Licensee agrees that Licensee will not attack the title of Licensor to Said Patents or the validity of Said Patents.

5. FURTHER ASSURANCES

Each party shall, at any time and from time to time on and after the Effective Date, upon request by the other party and without further consideration, take or cause to be taken such actions and execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, such instruments and documents as may be required to better effectuate the spirit and purpose of this License Agreement, including but not limited to signing any necessary documents to record the license of any currently owned or newly filed patent application or issued patent for Said Patents with appropriate government authorities, as may be necessary.

6. INFRINGEMENT PROCEEDINGS

Licensee agrees to notify Licensor in writing of any infringement of Said Patents by others as it comes to Licensee’s attention. Licensor, in its sole discretion, shall have the first right, but not obligation, to bring infringement and/or unfair competition proceedings involving Said Patents and recover any damages that may be rewarded. In the event Licensor brings an infringement and/or unfair competition proceedings involving Said Patents, Licensor may, for such purposes, request Licensee to join any such action or otherwise assist Licensor with such action, provided that all reasonable and documented costs and fees associated therewith shall be borne by Licensor.

However, in the event that Licensor does not take action with respect to the unauthorized use of Said Patents within one hundred twenty (120) days of receiving notice of such unauthorized use, then Licensee, in its sole discretion, shall have the right to bring infringement and/or unfair competition proceedings involving Said Patents and recover any damages that may be rewarded.

7. CONFIDENTIALITY

Licensee acknowledges that in connection with this License Agreement it will gain access to non-public, confidential, or proprietary information of Licensor, or its Affiliates, whether in oral, written, electronic, or other form or media, whether or not such information is marked, designated, or otherwise identified as “confidential” any information that, due to the nature of its subject matter or circumstances surrounding its disclosure, would reasonably be understood to be confidential or proprietary, including, specifically the licensed knowhow and trade secrets of

Licensor (the “Confidential Information”). Confidential Information does not include information that Licensee can demonstrate by documentation: (i) was already known to Licensee without restriction on use or disclosure prior to the receipt of such information directly or indirectly from or on behalf of Licensor; (ii) was or is independently developed by Licensee without reference to or use of any Confidential Information; (iii) was or becomes generally known by the public other than by breach of this License Agreement by, or other wrongful act of, Licensee, or its Affiliates; or (iv) was received by Licensee from a third party who was not, at the time, under any obligation to Licensor or any other Person to maintain the confidentiality of such information. As a condition to being provided with Confidential Information, the Licensee shall: (i) not use the Confidential Information other than as strictly necessary to exercise its rights and perform its obligations under this Agreement; and (ii) maintain the Confidential Information in strict confidence and, not disclose the Confidential Information without Licensor’s prior written consent. The term of foregoing prohibitions and requirements regarding the use and disclosure of the Confidential Information shall be: (i) in the case of Confidential Information that constitutes a trade secret, for as long as it remains a trade secret; and (ii) in the case of any other Confidential Information, for term of this License Agreement and for five (5) years thereafter. Licensee shall use reasonable care, at least as protective as the efforts it uses for its own confidential information, to safeguard the Confidential Information from use or disclosure other than as permitted hereby. Notwithstanding the foregoing, if the Licensee becomes legally compelled to disclose any Confidential Information, the Licensee shall: (i) provide prompt written notice to Licensor so that Licensor may seek a protective order or other appropriate remedy or waive its rights under this Section; and (ii) disclose only the portion of Confidential Information that it is legally required to furnish.

8. DISCLAIMER OF REPRESENTATIONS AND WARRANTIES.

Nothing in this Agreement constitutes any representation or warranty by Licensor that: (i) any of Said Patents is valid; (ii) any of Said Patents (if subject to a pending application) shall proceed to grant or, if granted, shall be valid; or (iii) the exercise by Licensee of rights granted under this License Agreement will not infringe the rights of any third party.

9. INDEMNIFICATION

Licensee shall indemnify, defend, and hold harmless Licensor and its Affiliates, officers, directors, employees, agents, successors, and assigns from and against all losses, damages, liabilities, deficiencies, claims, actions, judgments, settlements, interest, awards, penalties, fines, costs, or expenses of whatever kind, including reasonable attorneys’ fees and the cost of enforcing any right to indemnification hereunder and the cost of pursuing any insurance providers arising out of, in connection with, or relating to any actual or alleged: (a) breach by Licensee of any representation, warranty, covenant, or obligation under this License Agreement; or (b) Licensee’s exercise of its rights granted under this Agreement, including any product liability claim, use of Said Patents or the licensed knowhow or trade secrets, or infringement, misappropriation, or other violation of any intellectual property rights relating to the manufacture, use, importation, sale or offer for sale of any products made by the use of Said Patents or the licensed knowhow or trade secrets.

10. TERM

The license conferred to Licensee by this License Agreement is perpetual with respect to the licensed knowhow and trade secrets and, with respect to any issued patents, will continue in force and effect for the full term of such licensed patent unless terminated earlier in accordance with this Section. Licensor may terminate this License Agreement immediately on written notice to Licensee if: (i) Licensee breaches this License Agreement and (if such breach is curable) fails to cure such breach within ninety (90) days of being notified in writing to do so; provided, however, the parties agree that such ninety (90) day period shall be extended by an additional period of not less than thirty (30) days if Licensee is taking bona fide action to cure the breach at the end of such ninety (90) day period; (ii) Licensee (a) becomes insolvent or admits its inability to pay its debts generally as they become due; (b) becomes subject, voluntarily or involuntarily, to any proceeding under any domestic or foreign bankruptcy or insolvency law, which is not fully stayed within seven (7) business days or is not dismissed or vacated within forty-five (45) days after filing; (iii) is dissolved or liquidated or takes any corporate action for such purpose; (iv) makes a general assignment for the benefit of creditors; or (v) has a receiver, trustee, custodian, or similar agent appointed by order of any court of competent jurisdiction to take charge of or sell any material portion of its property or business. Upon the termination of this Agreement, Licensee shall cease all uses of Said Patents; provided, however, that Licensee shall have the right to dispose of all stocks of goods covered by Said Patents in its possession and in the course of manufacture or production as of the date of termination for a period of one hundred twenty (120) days after the date of termination (or such longer period as the parties may agree, acting reasonably and in good faith, taking into account the quantity of such stocks of goods), in accordance with the terms and conditions of this Agreement.

11. SURVIVING RIGHTS

The rights and obligations of the parties set forth in this Section 12 and Section 4, Section 7, Section 8, Section 9, Section 10, Section 13, Section 14, and any right, obligation, or required performance of the parties in this License Agreement, which, by its express terms or nature and context is intended to survive termination or expiration of this License Agreement, will survive any such termination.

12. MAINTENANCE OF PATENTS

For each patent and patent application included in Said Patents, Licensor shall be solely responsible for, and make all decisions concerning, the preparation, filing, prosecution, and maintenance thereof in its sole discretion. If Licensor decides not to pay maintenance or renewal fees to maintain a patent of Said Patents in any country, Licensor will provide reasonable notice to Licensee to allow Licensee to pay the maintenance or renewal fees for such patent and wherein Licensee can, in its sole discretion, pay said maintenance or renewal fees to maintain such patent of Said Patents at Licensee’s expense. And, if Licensee exercises such right of maintenance or renewal fee payment, Licensor shall promptly take the necessary steps and execute the necessary documents to assign all rights, title and interest in and to such patent to Licensee.

13. GOVERNING LAW; SUBMISSION TO JURISDICTION.

This License Agreement is governed by and construed in accordance with the internal Laws of the State of Ohio without giving effect to any choice or conflict of law provision or rule (whether of the State of Ohio or any other jurisdiction) that would cause the application of laws of any other. Any legal suit, action, or proceeding arising out of this License Agreement will be instituted exclusively in the federal courts of the United States or the courts of the State of Ohio in each case located in the city of Cleveland and County of Cuyahoga, and each party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action, or proceeding. Service of process, summons, notice, or other document by mail to such party’s address set forth herein will be effective service of process for any suit, action, or other proceeding brought in any such court.

14. MISCELLANEOUS

The rights and obligations set forth in this License Agreement shall apply to any and all successors and permitted assigns of the Parties hereto. This License Agreement may only be amended, modified, or supplemented by an agreement in writing signed by each party hereto. No waiver by either party of any of the provisions hereof will be effective unless explicitly set forth in writing and signed by the waiving party. Except as otherwise set forth in this License Agreement, no failure to exercise, or delay in exercising, any rights, remedy, power, or privilege arising from this License Agreement will operate or be construed as a waiver thereof; nor will any single or partial exercise of any right, remedy, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power, or privilege. If any term or provision of this License Agreement is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability will not affect any other term or provision of this License Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon a determination that any term or other provision is invalid, illegal, or unenforceable, the parties hereto shall negotiate in good faith to modify this License Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent permitted under applicable law. Licensee acknowledges that a breach by Licensee of this License Agreement may cause Licensor irreparable harm, for which an award of damages would not be adequate compensation and agrees that, in the event of such a breach or threatened breach, Licensor will be entitled to equitable relief, including in the form of a restraining order, orders for preliminary or permanent injunction, specific performance, and any other relief that may be available from any court, and Licensee hereby waives any requirement for the securing or posting of any bond or the showing of actual monetary damages in connection with such relief. These remedies will not be deemed to be exclusive but are be in addition to all other remedies available under this License Agreement at law or in equity, subject to any express exclusions or limitations in this License Agreement to the contrary.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this License Agreement as of the Effective Date.

COVIA HOLDINGS CORPORATION		SCR-SIBELCO NV

By:	/s/ Campbell Jones	By:	/s/ Kurt Decat
Name:	Campbell Jones	Name:	Kurt Decat
Title:	Executive Vice President and Chief Operating Officer	Title:	Member Executive Committee

		By:	/s/ Laurence Boens
		Name:	Laurence Boens
		Title:	Member Executive Committee